UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 14, 2015

Cameron International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13884	76-0451843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2015, Cameron International Corporation, a Delaware corporation (“Cameron”), and certain of our subsidiaries, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., Cameron Flow Control Technology GmbH, and Cameron Petroleum (UK) Limited, entered into a $750 million amended and restated credit agreement (the “Credit Agreement”) which is attached as an exhibit hereto and incorporated herein by reference.  The banks and other financial institutions that are parties to the Credit Agreement are identified in the exhibit attached hereto.

The Credit Agreement has a term of five years, expiring on May 14, 2020, and will be used to finance working capital needs and for other general corporate purposes, including acquisitions, capital expenditures, repurchases of Cameron stock, repayment of debt and issuances of letters of credit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1
Amended and Restated Credit Agreement dated as of May 14, 2015, among Cameron International Corporation, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux V S.à r.l., Cameron Flow Control Technology GmbH, Cameron Petroleum (UK) Limited, the Lenders (defined below), and JPMorgan Chase Bank, N.A., as an LC Issuer and Administrative Agent and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as Joint Lead Arrangers and Joint Book Runners, Citibank, N.A. and Credit Suisse Securities (USA) LLC as  Syndication Agents, and Morgan Stanley Bank, N.A., Standard Chartered Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and DNB Capital LLC as Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION

By:	/s/ Grace B. Holmes
Grace B. Holmes
Vice President, Corporate Secretary and Chief Governance Officer

Date:	May 20, 2015